Exhibit 99.1

NeuroOne, Inc.

FINANCIAL STATEMENTS

December 31, 2016 and 2015

NeuroOne, Inc.

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NeuroOne, Inc.

To the Board of Directors and Stockholders of

NeuroOne, Inc.

We have audited the accompanying balance sheets of NeuroOne, Inc. (the “Company”) as of December 31, 2016 and NeuroOne LLC as of December 31, 2015 and the related statements of operations, stockholders’ deficit and cash flows for NeuroOne, Inc. for the period from October 7, 2016 (inception) to December 31, 2016 and statements of operations, member deficit and cash flows for NeuroOne LLC for the period from January 1, 2016 to October 26, 2016 and for the year ended December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeuroOne, Inc. as of December 31, 2016 and NeuroOne LLC as of December 31, 2015 and the related statements of operations, stockholders’ deficit and cash flows for NeuroOne, Inc. for the period from October 7, 2016 (inception) to December 31, 2016 and statements of operations, member deficit and cash flows for NeuroOne LLC for the period from January 1, 2016 to October 26, 2016 and for the year ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the financial statements, the Company merged with NeuroOne LLC on October 27, 2016. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Minneapolis, MN

July 13, 2017

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NeuroOne, Inc.

Balance Sheets

		NeuroOne LLC
	December 31,	December 31,
	2016	2015

Assets
Current assets:
Cash	$522,217	$—
Prepaid expenses	53,823	—
Total current assets	576,040	—
Intangible assets, net	180,890	100,293
Total assets	$756,930	$100,293

Liabilities and Stockholders’/Member Deficit
Current liabilities:
Accounts payable	$—	$247
Accrued expenses	264,343	114,187
Short-term unsecured loan	50,000	—
Convertible promissory notes	225,197	—
Premium conversion derivative	137,650	—
Total current liabilities	677,190	114,434
Warrant liability	345,960	—
Total liabilities	1,023,150	114,434

Commitments and contingencies (Note 4)

Member deficit		(14,141)
Stockholders’ deficit:
Preferred stock, $0.0001 par value; 100,000 shares authorized as of December 31, 2016, no shares issued or outstanding as of December 31, 2016.	—
Common stock, $0.0001 par value; 1,200,000 shares authorized and 306,670 shares issued and outstanding as of December 31, 2016.	31
Additional paid–in capital	119
Accumulated deficit	(266,370)
Total stockholders’/member deficit	(266,220)	(14,141)
Total liabilities and stockholders’/member deficit	$756,930	$100,293

See accompanying notes to financial statements

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NeuroOne, Inc.

Statements of Operations

		NeuroOne LLC
	For the period October 7, 2016 to December 31, 2016	For the period January 1, 2016 to October 26, 2016	For the year ended December 31, 2015

Operating expenses:
General and administrative	$182,667	$6,657	$7,936
Research and development	—	—	2,400
Total operating expenses	182,667	6,657	10,336
Loss from operations	(182,667)	(6,657)	(10,336)
Interest expense	(83,703)	(11,947)	(4,187)
Net loss	$(266,370)	$(18,604)	$(14,523)
Net loss per share:
Basic and diluted	$(1.02)
Number of shares used in per share calculations:
Basic and diluted	259,906

See accompanying notes to financial statements

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NeuroOne, Inc.

Statements of Changes in Stockholders’/Member Deficit

	NeuroOne LLC	NeuroOne, Inc.
	Member			Additional		Total
	Deficit	Common Stock		Paid–In	Accumulated	Stockholders'
		Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2014	$(2,018)
Contributions	2,400
Net loss	(14,523)
Balance at December 31, 2015	(14,141)
Net loss from January 1, 2016 through October 26, 2016	(18,604)
Balance at October 26, 2016	$(32,745)

Balance at October 7, 2016		—	$—	$—	$—	$—
Issuance of common shares in connection with the merger with NeuroOne LLC		5,000	1	149	—	150
Issuance of common shares to subscription holders		301,670	30	9,020	—	9,050
Subscription receivable		—	—	(9,050)	—	(9,050)
Net loss from October 7, 2016 through December 31, 2016		—	—	—	(266,370)	(266,370)
Balance at December 31, 2016		306,670	$31	$119	$(266,370)	$(266,220)

See accompanying notes to financial statements

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NeuroOne, Inc.

Statements of Cash Flows

		NeuroOne LLC
	For the period October 7, 2016 to December 31, 2016	For the period January 1, 2016 to October 26, 2016	For the year ended December 31, 2015

Operating activities
Net loss	$(266,370)	$(18,604)	$(14,523)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	1,269	6,471	7,765
Non-cash interest on convertible promissory notes	4,356	—	—
Non-cash discount amortization on convertible promissory notes	41,514	—	—
Non-cash note issuance costs attributed to warrant liability	36,546	—	—
Revaluation of premium conversion derivative	86	—	—
Revaluation of warrant liability	320	—	—
Change in assets and liabilities:
Prepaid expenses	(53,823)	—	—
Accounts payable	—	186	171
Accrued expenses	60,319	11,947	4,187
Net cash used in operating activities	(175,783)	—	(2,400)
Financing activities
Proceeds from issuance of convertible promissory notes	354,360	—	—
Proceeds from issuance of warrants	345,640	—	—
Proceeds from short term unsecured loan	50,000	—	—
Issuance costs related to convertible promissory notes	(26,306)	—	—
Issuance costs related to warrants	(25,694)	—	—
Member contributions	—	—	2,400
Net cash provided by financing activities	698,000	—	2,400
Net increase in cash	522,217	—	—
Cash at beginning of period	—	—	—
Cash at end of period	$522,217	$—	$—
Supplemental non-cash financing transactions:
Bifurcation of premium conversion derivative related to convertible promissory notes	$137,564	$—	$—
Issuance of common stock for intangible assets	$150	$—	$—
Purchased intangible assets in accrued liabilities	$182,009	$—	$—
Accrued issuance costs attributed to convertible promissory notes	$11,163	$—	$—
Accrued issuance costs attributed to warrant liability	$10,852	$—	$—

See accompanying notes to financial statements

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 1 – Organization and Nature of Operations

NeuroOne, Inc. (NeuroOne or the Company) is an early-stage medical technology company developing comprehensive neuromodulation cEEG and sEEG monitoring, ablation, and brain stimulation solutions to diagnose and treat patients with epilepsy, Parkinson’s disease, essential tremors, and other brain related disorders.

To date, the Company has recorded no product sales and has a limited expense history. NeuroOne is currently raising capital to fund the development of its proprietary technology and seek regulatory clearances required to initiate commercial activities.

The Company is based in Eden Prairie, Minnesota.

Merger

NeuroOne LLC (the “LLC”) was formed on December 12, 2013 and operated as a limited liability company until it was merged with and into NeuroOne, Inc. on October 27, 2016 with NeuroOne, Inc. as the surviving entity of the “Merger” (see Note 9 – Stockholders’/Member Deficit). NeuroOne, Inc. was formed on October 7, 2016 under different ownership than the LLC. As a result of the Merger, all of the properties, rights, privileges, powers and franchises of the LLC vested in NeuroOne, Inc., and all debts, liabilities and duties of the LLC became the debts, liabilities and duties of NeuroOne, Inc., with the exception of the Company’s license agreement with Wisconsin Alumni Research Foundation (“WARF”) which required WARF’s approval for transfer (See Note 4 – Commitments and Contingencies). The purpose of the Merger was to change the jurisdiction of the Company’s incorporation from Minnesota to Delaware, change the ownership of the LLC’s underlying assets, and to convert from a limited liability company to a corporation.

NeuroOne, Inc. and the LLC were not entities under common control. As the LLC did not have an integrated set of activities that contained the required complement of inputs, processes and outputs to be considered a business, the Merger was accounted for as an asset acquisition as prescribed under Accounting Standards Codification (ASC) 805 – Business Combinations.

The holders of shares of common stock of NeuroOne, Inc. exchanged, upon the effectiveness of the Merger, three (3) shares of common stock of NeuroOne, Inc. that they subscribed to and held pre-Merger for one (1) share of common stock in the surviving entity. All issued and outstanding common stock and per share amounts contained in the financial statements have been retroactively adjusted to reflect this stock combination completed in connection with the Merger for the period presented.

NOTE 2 - Going Concern

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. The Company has incurred losses since inception and had an accumulated deficit of $266,370 as December 31, 2016. Prior to the Merger, the LLC also incurred losses since its inception and had cumulative losses of $49,930 as of the date of the Merger. The Company does not have adequate liquidity to fund its operations throughout fiscal 2017 without raising additional funds. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this condition. Management intends to seek additional financing to fund operations. If the Company is not able to raise additional working capital, it will have a material adverse effect on the operations of the Company and the development of its technology.

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

The Company completed $700,000 of a planned $1.5 million convertible promissory note financing (subsequently amended to $2.5 million authorized in June 2017) in the fourth quarter of 2016, with another $925,120 raised as of July 13, 2017. The Company does not have adequate liquidity to fund its operations throughout fiscal 2017 without raising additional funds. Management believes that the currently available resources from the convertible promissory note financing combined with funds expected to be raised in fiscal 2017 will be sufficient to enable the Company to meet its operating plan through at least December 31, 2017. However, if the Company is unable to raise additional funds, or the Company’s anticipated operating results are not achieved, management believes planned expenditures may need to be reduced in order to extend the time period that existing resources can fund the Company’s operations. If management is unable to obtain the necessary capital, it may have to cease operations.

NOTE 3 – Summary of Significant Accounting Policies

Management's Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash. The Company’s cash is held by one financial institution in the United States. Amounts on deposit may at times exceed federally insured limits. Management believes that the financial institution is financially sound, and accordingly, minimal credit risk exists with respect to the financial institution. As of December 31, 2016, the Company had deposits in excess of federally insured amounts of $272,906.

Prior to October 27, 2016, the Company did not maintain a bank account. Any expenses incurred while the Company was organized as an LLC were paid by the sole member of the LLC.

Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the Company at the measurement date.

•	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

As of December 31, 2016 and 2015, the fair values of cash, other assets, accounts payable, accrued expenses and the unsecured loan approximated their carrying values because of the short-term nature of these assets or liabilities. The estimated fair value of the convertible promissory notes of the Company was based on amortized cost which was deemed to approximate fair value. The fair value of the warrant liability and the premium conversion derivative associated with the convertible promissory notes of the Company were based on cash flow models discounted at current implied market rates evidenced in recent arms-length transactions representing expected returns by market participants for similar instruments and are based on Level 3 inputs. There were no transfers between fair value hierarchy levels during the year ended December 31, 2016.

The fair value of financial instruments measured on a recurring basis is as follows:

	As of December 31, 2016
Description	Total	Level 1	Level 2	Level 3
Liabilities:
Warrant liability	$345,960	$—	$—	$345,960
Premium conversion derivative	137,650	—	—	137,650
Total liabilities at fair value	$483,610	$—	$—	$483,610

The following table provides a roll-forward of the warrant liability and premium debt conversion derivative measured at fair value on a recurring basis using unobservable level 3 inputs for the period from October 7, 2016 to December 31, 2016:

Warrant liability	2016
Balance as of beginning of period	$—
Issuance of warrants in connection with convertible promissory notes	345,640
Change in fair value of warrant liability	320
Balance as of end of period	$345,960

Premium debt conversion derivative	2016
Balance as of beginning of period	$—
Value assigned to the underlying derivative in connection with convertible notes	137,564
Change in fair value of premium debt conversion derivative	86
Balance as of end of period	$137,650

Intellectual Property

The Company and the LLC have entered into two licensing agreements with major research institutions, which allows for access to certain patented technology and know-how. Milestone payments under those agreements are capitalized and amortized to general and administrative expense over the expected useful life of the acquired technology.

Impairment of Long-Lived Assets

The Company and the LLC evaluate their long-lived assets, which consists entirely of licensed intellectual property for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. The Company and the LLC assess the recoverability of long-lived assets by determining whether or not the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. Through December 31, 2016, the Company has not impaired any long-lived assets.

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

Debt Issuance Costs

Debt issuance costs are recorded as a reduction of the convertible promissory notes. Amortization of debt issuance costs is calculated using the straight-line method over the term of the convertible promissory notes, which approximates the effective interest method, and is recorded in interest expense in the accompanying statements of operations.

Research and Development Costs

Research and development costs are charged to expense as incurred. Research and development expenses may comprise costs incurred in performing research and development activities, including clinical trial costs, manufacturing costs for both clinical and pre-clinical materials as well as other contracted services, license fees, and other external costs. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made, in accordance with ASC 730, Research and Development.

Warrant Liability

The Company issued warrants to purchase equity securities in connection with the issuance of convertible promissory notes in the fourth quarter of 2016 (see Note 8 – Convertible Promissory Notes and Warrant Agreements). The Company accounts for these warrants as a liability at fair value for each reporting period as the number of shares were not fixed and determinable at the issuance date. Additionally, issuance costs associated with the warrants are expensed as incurred and reflected as interest expense in the accompanying statements of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, or until such time, if any, as the number of shares to be exercised becomes fixed, at which point the warrants will be classified in stockholders’ (deficit) equity provided that there are sufficient authorized and unissued shares of common stock to settle the warrants and redeem any other contracts that may require settlement in shares of common stock. Any future change in fair value of the warrant liability will be recognized as a component of interest expense in the statements of operations.

Premium Debt Conversion Derivative

The Company evaluates all conversion and redemption features contained in a debt instrument to determine if there are any embedded derivatives that require separation from the host debt instrument. An embedded derivative that requires separation is bifurcated from its host debt instrument and a corresponding discount to the host debt instrument is recorded. The discount is amortized and recorded to interest expense over the term of the host debt instrument using the straight-line method which approximates the effective interest method.  The separated embedded derivative is accounted for separately on a fair market value basis. The Company records the fair value changes of a separated embedded derivative to interest expense at each reporting period. The Company issued convertible promissory notes that contained a 125% conversion premium in the event that a qualified financing occurs at a price under $2.25 per common share (see Note 8 – Convertible Promissory Notes and Warrant Agreements). The Company determined that the redemption feature under the convertible promissory notes qualified as an embedded derivative and was separated from its debt host.

Income Taxes

For NeuroOne, Inc. income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion of all of the deferred tax asset will not be realized.

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

The LLC operated as a single-member LLC from formation on December 12, 2013 until it was merged into NeuroOne, Inc. on October 27, 2016 (see Note 9 – Stockholders’/Member Deficit). As such, it was a disregarded legal entity for income tax purposes. Accordingly, no provision for income taxes was included in the financial statements for the period from January 1, 2016 through October 26, 2016 and for the year ended December 31, 2015.

Net Loss Per Share

The LLC was a single-member LLC for which no units were outstanding. Accordingly, earnings per share is not presented for the LLC.

For NeuroOne, Inc., basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings or loss per share of common stock is computed similarly to basic earnings or loss per share except the weighted average shares outstanding are increased to include additional shares from the assumed exercise of any common stock equivalents, if dilutive. The Company’s convertible promissory notes and warrants are considered common stock equivalents for this purpose. Diluted earnings is computed utilizing the treasury method for the warrants. Diluted earnings with respect to the convertible promissory notes utilizing the if-converted method was not applicable during the period from October 7, 2016 to December 31, 2016 as no conditions required for conversion had occurred during this period. No incremental common stock equivalents were included in calculating diluted loss per share because such inclusion would be anti-dilutive given the net loss reported for the period from October 7, 2016 to December 31, 2016.

The following potential common shares were not considered in the computation of diluted net loss per share as their effect would have been anti-dilutive for the period from October 7, 2016 to December 31, 2016:

2016
Warrants	388,886

Recent Accounting Pronouncements

In November 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (ASU 2015-17). The new guidance simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. ASU 2015-17 applies to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by this ASU. For public entities, ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016 and for other entities beginning after December 15, 2017 with earlier application permitted. The new guidance may be applied either prospectively or retrospectively to all periods presented. The Company has adopted this standard for all periods presented. The adoption of this standard did not have a material impact on the Company’s financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2018 for public entities and for all other entities in the first quarter of fiscal 2019. Early adoption is permitted for the accounting guidance on financial liabilities under the fair value option. The Company is currently evaluating the impact of the new guidance on its financial statements.

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This ASU simplifies the accounting for share-based payment award transactions including: income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2016 for public entities and after December 15, 2017 for all other entities, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the requirements of this new guidance and has not yet determined its impact on the Company’s financial statements.

NOTE 4 – Commitments and Contingencies

WARF License Agreement

On October 1, 2014, the LLC entered into an exclusive start-up company license agreement with the Wisconsin Alumni Research Foundation (“WARF”) for WARF’s neural probe array and thin film electrode technology (the “2014 WARF Agreement”). The LLC was to make $110,000 in milestone payments depending on achievement of certain development and approval milestones or within twelve months of signing of the 2014 WARF Agreement. Additionally, if the LLC was successful in obtaining regulatory approval, the LLC was to pay royalties to WARF on a percentage of net sales of products of the licensed technology. Under the terms of the 2014 WARF Agreement, amounts that remained unpaid more than 30 days after they were due, accrued interest at 1 percent per month. Milestone payments due in 2015 were not made to WARF. From January 1, 2016 until the 2014 WARF Agreement was amended as described below, the LLC was in default under the 2014 WARF Agreement. In addition, the LLC was not able to transfer the rights and obligations under the 2014 WARF Agreement to the Company at the time of the Merger (October 27, 2016) without the consent of WARF, which was received when the 2014 WARF Agreement was ultimately amended in February 2017 as described below. In connection with the Merger and in accordance with ASC 805-50, the Company estimated the fair value of consideration payable to WARF and recorded an intangible asset of $90,000 with a corresponding accrued expense.

This agreement was subsequently amended in February 2017 (as so amended, the “2017 WARF Agreement”) whereby WARF consented to the transfer of the rights and obligations under the license agreement from the LLC to the Company. In the 2017 WARF Agreement, a contingent payment amount of $120,000 is due in the event that the Company completes a qualified financing. The Company is also obligated to pay royalties to WARF based on a percentage of net sales of products of licensed technology with minimum royalties of $50,000 and $100,000 for calendar years 2019 and 2020, respectively, and $150,000 per year beginning in 2021 through the duration of the 2017 WARF Agreement. Subject to earlier termination, the WARF License otherwise expires by its terms on the date that no valid claims on the patents licensed thereunder remain. The Company expects the latest expiration of a licensed patent to occur in 2030. The 2017 WARF Agreement is also subject to certain cancellation provisions with 90 days’ notice should the Company elect not to continue to use the licensed technology.

The Company has agreed to diligently develop, manufacture, market and sell products under the WARF License in the United States during the term of the agreement and, specifically, that the Company will submit a business plan to WARF by February 1, 2018 and file an application for 510(k) marketing clearance with the FDA by February 1, 2019. WARF may terminate the 2017 WARF Agreement in the event that the Company fails to meet these milestones on 30 days’ written notice, if the Company defaults on the payments of amounts due to WARF or fails to timely submit development reports, actively pursue the development plan or breaches any other covenant in the 2017 WARF Agreement and fails to remedy such default in 90 days or in the event of certain bankruptcy events involving the Company. WARF may also terminate this license (i) on 90 days’ notice if the Company fails to have commercial sales of one or more FDA-approved products under the 2017 WARF Agreement by March 31, 2019 or (ii) if, after royalties earned on sales begin to be paid, such earned royalties cease for more than four calendar quarters.

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

Mayo Agreement

On October 3, 2014, the LLC entered into an exclusive license and development agreement with the Mayo Foundation for Medical Education and Research (“Mayo”) related to certain intellectual property and development services for thin film electrode technology (“2014 Mayo Agreement”). The LLC was to make milestone payments depending on achievement of certain development and approval milestones and sales targets, none of which were met as of December 31, 2015. Additionally, if the LLC was successful in obtaining regulatory approval, the LLC was to pay royalties to Mayo based on a percentage of net sales of products of the licensed technology as long as an agreement with Mayo is in effect. Also, the LLC was obligated to issue common stock to Mayo if certain events occurred. Upon the LLC’s Merger with the Company on October 27, 2016, the rights under the 2014 Mayo Agreement transferred to the Company, and certain milestones were attained. Therefore, the Company recorded $300 related to 10,000 shares of common stock expected to be issued to Mayo and $91,709 for amounts owed related to the intellectual property. Payments due under the 2014 Mayo Agreement and accrued were $91,709 and $0 as of December 31, 2016 and 2015, for the Company and the LLC, respectively. Under the terms of the 2014 Mayo Agreement, amounts that remained unpaid accrued interest at 2 percent above the prime rate (5.75 percent as of December 31, 2016). The milestone payments due in 2016 were not made to Mayo. As such, at December 31, 2016, the Company was in default under the 2014 Mayo Agreement. Mayo and the Company subsequently amended and restated the 2014 Mayo Agreement in May 2017 (as so amended and restated, the “2017 Mayo Agreement”). In the 2017 Mayo Agreement, the Company agreed to issue 50,556 shares of common stock to Mayo to settle the amount of common stock the Company was previously obligated to issue under the 2014 Mayo Agreement and to amend the terms of the 2014 Mayo Agreement. As a part of the 2017 Mayo Agreement, the $91,709 payment is to be paid upon the earlier of a qualified financing or September 30, 2017.

NOTE 5 - Intangibles

Intangible assets consist of the following at December 31:

		NeuroOne, Inc.	NeuroOne LLC
	Useful Life	2016	2015
License agreements	12-13 years	$182,159	$110,000
Less: Accumulated amortization		(1,269)	(9,707)
Net intangible assets		$180,890	$100,293

Amortization expense for the Company was $1,269 for the period from October 7, 2016 to December 31, 2016. Amortization expense for the LLC was $6,471 for the period from January 1, 2016 to October 26, 2016 and $7,765 for the year ended December 31, 2015. The Company anticipates amortization expense of approximately $15,000 to $17,000 per year for fiscal year 2017 through 2021 based upon the two current license agreements.

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 6 - Accrued Expenses

Accrued expenses consisted of the following at December 31:

	NeuroOne, Inc.	NeuroOne LLC
Accrued license fees	$182,009	$110,000
Accrued services	31,186	—
Accrued issuance costs	22,015	—
Accrued payroll	28,252	—
Accrued interest	881	4,187
Balance at end of period	$264,343	$114,187

NOTE 7 – Short-Term Unsecured Loan

The Company received a $50,000 short-term unsecured loan in November 2016 from the placement agent for its convertible promissory note financing (see Note 8 – Convertible Promissory Notes and Warrant Agreements). The Company incurred no fees or interest costs for this temporary loan and it was repaid in full in February 2017.

NOTE 8 – Convertible Promissory Notes and Warrant Agreements

In November 2016, the Company’s Board of Directors authorized the Company to issue convertible promissory notes (the “Notes”) and common stock purchase warrants for aggregate gross proceeds of up to $1.5 million.

In November and December 2016, the Company issued $700,000 of Notes and common stock purchase warrants to investors for aggregate gross proceeds of $700,000. The Notes are unsecured. The Notes bear interest at a fixed rate of 8 percent per annum and require the Company to repay the principal and accrued and unpaid interest thereon at the earlier of November 21, 2017 or the consummation of the next equity or equity-linked round of financing resulting in more than $3.0 million in gross proceeds (a “Qualified Financing”). If a Qualified Financing occurs before November 21, 2017, the outstanding principal and accrued and unpaid interest on the Notes automatically converts into the securities issued by the Company in such financing based on the greater number of securities resulting from either the outstanding principal and accrued interest on the Notes divided by $1.80, or the outstanding principal and accrued interest on the Notes multiplied by 1.25, divided by the price paid per security in the Qualified Financing. If the Company fails to complete a Qualified Financing by November 21, 2017, the Notes will be immediately due and payable on such date.

If a change of control transaction or initial public offering occurs prior to a Qualified Financing, the Notes would, at the election of the holders of a majority of the outstanding principal of the Notes, either become payable on demand as of the closing date of such transaction or become convertible into shares of common stock immediately prior to such transaction at a price per share equal to the lesser of the per share value as determined by the Company’s Board of Directors as if in connection with the granting of stock based compensation, or in a private sale to a third party in an arms’ length transaction, or at the per share consideration to be paid in such transaction. Change of control means a merger or consolidation with another entity in which the Company’s stockholders do not own more than 50 percent of the outstanding voting power of the surviving entity or the disposition of all or substantially all of the assets of the Company.

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

The warrants granted holders the option to purchase either (i) if exercised after conversion of the Notes, the number of shares issuable upon the conversion of the Notes, or (ii) if exercised prior to conversion of the Notes, the number of shares of common stock equal to the outstanding principal and accrued interest on the Note held by such warrant holder divided by $1.80. The warrants were immediately exercisable on the date of issuance and expire on November 21, 2021. The warrants were accounted for as a liability because there is no set exercise price. A Monte Carlo simulation model was used to estimate the aggregate fair value of the warrants. Input assumptions used were as follows: risk-free interest rate 1.905 percent; expected volatility 50 percent; expected life 4.89 years; and expected dividend yield 0 percent. The underlying stock price used in the analysis is on a non-marketable basis and is according to a separate 409A valuation analysis. The convertible promissory note proceeds assigned to the warrants were $345,640, which represented their fair value at issuance, and were discounted from the Notes and reflected as a warrant liability. The discount will be amortized to interest expense over the term of the Notes using the straight-line method which approximates the effective interest method. The amortization expense was $27,555 for the period from October 7, 2016 to December 31, 2016. The Company recorded the fair value changes of the warrant liability associated with the Notes to interest expense which amounted to $320 for the period from October 7, 2016 to December 31, 2016. These warrants were subsequently amended in June 2017, such that the warrants are no longer immediately exercisable as of the amendment date (See Note 12 – Subsequent Events).

At the time of their issuance, the Notes contained a 125% conversion premium in the event that a Qualified Financing occurs at a price under $2.25 per common share. The Company determined that the redemption feature under the Notes qualified as an embedded derivative and was separated from its debt host. The bifurcation of the embedded derivative from its debt host resulted in a discount to the Notes in the amount of $137,564. The discount will be amortized to interest expense over the term of the Notes using the straight-line method which approximates the effective interest method. The amortization expense was $10,974 for the period from October 7, 2016 to December 31, 2016. The embedded derivative was accounted for separately on a fair market value basis. The Company recorded the fair value changes of the premium debt conversion derivative associated with the Notes to interest expense which amounted to $86 for the period from October 7, 2016 to December 31, 2016.

In connection with the Notes, the Company incurred issuance costs in the amount of $74,015 which included (i) a placement agent cash fee of $52,000, (ii) the obligation to issue a warrant to the placement agent (the “placement agent warrant”) for the private placement, which will have an exercise price of $2.00 per share of common stock and a total fair value of $2,230 at December 31, 2016 and (iii) legal expenses of $19,785. The Company has an obligation to issue the placement agent warrant at the time the private placement transaction closes. The placement agent warrant will be immediately exercisable on the date of issuance and expire in 5 years. The placement agent is to receive a placement agent warrant to purchase shares of common stock in an amount equal to 8 percent of the common stock (or common stock equivalents) purchased by investors in the private placement transaction. As of December 31, 2016, the Company has an obligation to issue a placement agent warrant for the purchase of approximately 29,000 shares of common stock. The Company recorded an issuance cost discount to the Notes in the amount of $37,469 of which $2,985 was amortized to interest expense for the period from October 7, 2016 to December 31, 2016. The balance of the issuance costs in the amount of $36,546 was attributed to the common stock purchase warrants and was immediately recorded as interest expense upon issuance in November and December 2016.

The placement agent is also entitled to receive warrants to purchase common stock in an amount equal to 10 percent of the common stock (common stock equivalents) purchased by certain investors in subsequent equity financing rounds. Such warrants if issued will have an exercise price determined in relation to the pricing of the subsequent financing, and will be immediately exercisable once issued.

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 9 – Stockholders’ /Member Deficit

Common Stock

The Company has 1,200,000 shares of common stock authorized, par value $0.0001 per share, of which 306,670 shares were issued and outstanding at December 31, 2016.

Preferred Stock

The Company also has 100,000 shares of preferred stock authorized, par value $0.0001 per share, of which no shares were issued and outstanding as of December 31, 2016.

Stockholders’ Equity

Prior to the Merger, on October 20, 2016, the Company issued 301,670 shares of common stock as founders’ shares to seven individuals. Three of those investors were officers of the Company. The Company recorded $9,050 of share subscription receivable for these stock issuances in 2016, which remains outstanding as of December 31, 2016. The shares were subscribed at value of $0.03 per share based on a valuation prepared by the Company utilizing a weighted average market value of invested capital methodology.

Merger/Member Equity

The sole member of the LLC received, upon the effectiveness of the Merger, in consideration for the cancellation of his membership interests in the LLC, 5,000 shares of common stock in NeuroOne, Inc.

Investment Banker Fee

The Company paid a $50,000 non-refundable fee to an investment banker in December 2016 to raise equity financing. This fee is reflected in the Company’s December 31, 2016 balance sheet as a prepaid expense. The Company subsequently concluded that the investment banker was not expected to raise any equity and therefore expensed the fee in March 2017.

Stockholders’ Agreement

The Company, seven holders of founders’ shares, and the former sole member of the LLC are parties to a Stockholders Agreement effective October 20, 2016. Under the Stockholders Agreement, the Company’s stockholders have the right to purchase their pro rata share of certain new securities that the Company may offer for sale from time to time and are subject to drag-along rights requiring them to vote in favor of a change in control transaction that is approved by the Company’s board of directors. The stockholders also agreed to vote their shares to elect directors of the Company to ensure the size and composition of the board as is directed by the then-current board and to elect directors recommended by the then-current board.

NOTE 10 – Stock-Based Compensation

The Company formally adopted an equity incentive plan (“Plan”) on October 27, 2016. The Plan provides for the issuance of restricted shares and stock options to employees, directors, and consultants of the Company. The Company reserved 58,333 shares of common stock for issuance under the Plan. The Company’s Board of Directors had not approved any shares for issuance under the Plan as of December 31, 2016.

NOTE 11 - Income Taxes

NeuroOne LLC operated as a single-member LLC from formation on December 12, 2013 until it was merged into NeuroOne, Inc. on October 27, 2016 (see Note 9 – Stockholders’/Member Deficit). As such, it was a disregarded legal entity for income tax purposes. Accordingly, no provision for income taxes was included in the financial statements for the period from January 1, 2016 through October 26, 2016 and the year ended December 31, 2015.

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

The effective tax rate for NeuroOne, Inc. for the period from October 7, 2016 to December 31, 2016 was zero percent. A reconciliation of income tax computed at the statutory federal income tax rate to the provision (benefit) for income taxes included in the accompanying statements of operations for NeuroOne, Inc. is as follows:

Income tax benefit at federal statutory rate	(34.0)%
State income tax, net of federal benefit	(6.4)
Disqualified interest	0.6
Valuation allowance	39.8
Effective tax rate	—%

Significant components of the Company’s deferred tax assets and liabilities are summarized in the tables below as of December 31:

Deferred tax assets:	2016
Federal and state operating loss carryforwards	$75,375
Acquired intangibles	514
Accruals	1,259
Convertible notes	28,884
106,032
Valuation allowance	(106,032)
Net deferred tax assets	$—

As of December 31, 2016, the Company had gross deferred tax assets of approximately $106,000. Realization of the deferred assets is primarily dependent upon future taxable income, if any, the amount and timing of which are uncertain. The Company has had significant pre-tax losses since its inception. The Company has not yet generated revenues and faces significant challenges to becoming profitable. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance of approximately $106,000 as of December 31, 2016. U.S. net deferred tax assets will continue to require a valuation allowance until the Company can demonstrate their realizability through sustained profitability or another source of income.

As of December 31, 2016, the Company’s federal net operating loss carryforwards were approximately $186,000. The federal net operating loss carryforwards will begin to expire in 2036 if not utilized. As of December 31, 2016, the Company had state net operating loss carryforwards of approximately $186,000. The state net operating loss carryforwards will begin to expire in 2036, if not utilized.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more “5-percent shareholders” increase their ownership, in the aggregate, by more than 50 percentage points over a 36-month time period testing period, or beginning the day after the most recent ownership change, if shorter. The annual limitation may result in the expiration of net operating losses and credits before utilization.

In accordance with ASC 740, Income Taxes (“ASC 740”), specifically related to uncertain tax positions, a Company is required to use a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company believes its income tax filing positions and deductions will be sustained upon examination, and accordingly, no reserves or related accruals for interest and penalties have been recorded at December 31, 2016.

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

In accordance with this guidance, the Company has adopted a policy under which, if required to be recognized in the future, interest related to the underpayment of income taxes will be classified as a component of interest expense and any related penalties will be classified in operating expenses in the statements of operations.

The Company’s corporate returns are subject to examination for the 2016 tax year for federal and subject to examination for the 2016 tax year in one state jurisdiction.

NOTE 12 - Subsequent Events

The Company issued additional Notes and common stock purchase warrants to investors for aggregate gross proceeds of $925,120 from January 1, 2017 through July 13, 2017. The cash fee due to the placement agent was $61,610 for the Notes issued subsequent to December 31, 2016. The Company will allocate a portion of the gross proceeds from the issuance of the Notes and common stock purchase warrants issued in 2017 to the value of the warrants that were issued to investors with an offsetting discount to the Notes. Lastly, the Notes contain a 125% conversion premium in the event that a Qualified Financing occurs at a price under $2.25 per common share. The Company determined that the redemption feature under the Notes qualify as an embedded derivative and will be separated from its debt host. The embedded derivative will be accounted for separately on a fair market value basis. As a result of the issuance of additional Notes subsequent to December 31, 2016, the Company became obligated to issue a placement agent warrant for an additional 34,228 shares of common stock, which will increase the debt discount on the Notes.

The Company repaid the $50,000 short-term unsecured loan in full in February 2017 (see Note 7 – Short-Term Unsecured Loan).

The 2014 WARF Agreement was amended in February 2017 and the Company is no longer in default under the 2017 WARF Agreement. The milestone and royalty payment structure due dates were adjusted to reflect current business facts and conditions. In the 2017 WARF Agreement, a contingent payment of $120,000 is due in the event that the Company completes a qualified financing (See Note 4 – Commitments and Contingencies – WARF License Agreement).

Subsequent to December 31, 2016, the Company concluded that the investment banker who was paid a $50,000 non-refundable fee in December 2016 was not expected to raise any equity, and therefore the Company expensed the fee in March 2017.

From January 1, 2017 to July 13, 2017, the Company issued, from the Company’s Plan, stock options to directors and consultants for the purchase of 21,500 shares of common stock at an exercise price of $0.59 per share, with various vesting periods and expiring in ten years. In addition, in April 2017, the Company issued from the Plan 12,666 shares of restricted common stock with performance vesting conditions to an employee.

The 2014 Mayo Agreement was subsequently amended and restated in May 2017. In the 2017 Mayo Agreement, the Company agreed to issue 50,556 shares of common stock to Mayo to settle the amount of 10,000 shares of common stock the Company was previously obligated to issue under the 2014 Mayo Agreement and to amend certain other terms of the 2014 Mayo Agreement. (See Note 4 – Commitments and Contingencies – Mayo Agreement.)

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NeuroOne, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

In June 2017, the Company amended the terms of the common stock purchase warrants under the Notes to be issuable only in the event of conversion of the outstanding principal and accrued interest on the related Notes. The amount of warrant shares to be issued are now fixed to the number of shares of common stock to be received by the Holder upon conversion of such holder’s Note, and to an exercise price equal to the price at which the Notes convert into common shares. Effective the date of the amendment, the warrants are no longer immediately exercisable and will result in an adjustment to the fair value of the underlying warrant liability in the second quarter of 2017.

In June 2017, the purchase price owed by the seven individuals for the founders’ shares (See Note 9 – Stockholders’/Member Deficit) under their respective subscription agreements totaling $9,050 was forgiven by the Company.

The Company received a letter in May 2017 from the former employer of certain employees of the Company, claiming that the Company and those individuals have wrongfully used or disclosed alleged trade secrets of the former employer and that the individuals breached non-competition or non-solicitation agreements with such party. The Company and the individuals intend to vigorously defend against these claims, if litigation results.

We have evaluated subsequent events through July 13, 2017, the date which our financial statements were available for issuance.

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